Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-134206 on Form S-3 of our reports dated March 8, 2006, relating to (1) the consolidated financial statements and the consolidated financial statement schedule of Pinnacle West Capital Corporation and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Pinnacle West Capital Corporation for the year ended December 31, 2005, and (2) the financial statements and the financial statement schedule of Arizona Public Service Company and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Arizona Public Service Company for the year ended December 31, 2005, and to the references to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ Deloitte & Touche LLP

Phoenix, Arizona
June 28, 2006